As filed with the U.S. Securities and Exchange Commission on February 9, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

under the Securities Act of 1933

SQL TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Florida	3640	46-3645414
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11030 Jones Bridge Road, Suite 206

Johns Creek, Georgia 30022

(770) 754-4711

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Campi, Chief Executive Officer

11030 Jones Bridge Road, Suite 206

Johns Creek, Georgia 30022

(770) 754-4711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jurgita Ashley, Esq. Robin D. Powell, Esq. Thompson Hine LLP 3900 Key Center, 127 Public Square Cleveland, Ohio 44114 (216) 566-5500	Richard A. Friedman, Esq. Stephen A. Cohen, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112 (212) 653-8700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-261829)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Smaller Reporting Company ☒
Accelerated Filer ☐	Emerging Growth Company ☐
Non-Accelerated Filer ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), SQL Technologies Corp. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-261829), as amended (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on December 22, 2021, and which the Commission declared effective on February 9, 2022.

The Registrant is filing this Registration Statement for the sole purpose of registering an increase in the maximum aggregate offering price of $4,140,000 of securities of the same class as was included in the Prior Registration Statement. The increase in the maximum aggregate offering price being registered is in an amount that represents no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description of Exhibit
5.1	Opinion of Thompson Hine LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Thompson Hine LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-261829), filed with the Commission on December 22, 2021 and incorporated herein by reference).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johns Creek, State of Georgia, on February 9, 2022.

SQL TECHNOLOGIES CORP.

By:	/s/ John P. Campi
Name:	John P. Campi
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John P. Campi	Chief Executive Officer	February 9, 2022
John P. Campi	(Principal Executive Officer)

/s/ Marc-Andre Boisseau	Chief Financial Officer	February 9, 2022
Marc-Andre Boisseau	(Principal Financial and Accounting Officer)

/s/ Rani R. Kohen	Director, Executive Chairman of the Board	February 9, 2022
Rani R. Kohen

*	Director	February 9, 2022
Leonard J. Sokolow

*	Director	February 9, 2022
Phillips S. Peter

*	Director	February 9, 2022
Thomas J. Ridge

*	Director	February 9, 2022
Dov Shiff

/s/ Nancy DiMattia	Director	February 9, 2022
Nancy DiMattia

/s/ Gary N. Golden	Director	February 9, 2022
Gary N. Golden

/s/ Efrat L. Greenstein Brayer	Director	February 9, 2022
Efrat L. Greenstein Brayer

* By:	/s/ John P. Campi
John P. Campi
Attorney-in-Fact